                                                                   Exhibit 10.15

                           STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 10, 1998, by and between HDA Parts System, Inc. (formerly City Truck and Trailer Parts, Inc.), an Alabama corporation (the "Company") and John P. Miller ("Purchaser" or "you").

                                   RECITALS

          The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, (x) 1,729 shares (the "Common Shares") of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock") and (y) 997.710 shares (the "Preferred Shares") of the Company's authorized but unissued Series B Preferred Stock, par value $.01 per share (the "Preferred Stock"), all upon the terms and conditions specified herein. The Common Shares and Preferred Shares are hereinafter sometimes called the "Shares." Of the Common Shares, 1,500 such Common Shares are subject to certain vesting provisions contained herein and are referred to herein as the "Vesting Common Shares." The remaining 229 Common Shares and the Preferred Shares are collectively the "Additional Equity" and are also subject to certain vesting provisions contained herein.

          The Company desires to have, and Purchaser is willing to grant to the Company, the right and option to repurchase the Common Shares and Preferred Shares upon the terms and conditions contained herein. The Additional Equity shall not be transferred to Purchaser until July 28, 1998.

          It is a condition precedent to the obligations of the Company under this Agreement that Purchaser enter into that certain Amended and Restated Stockholders' Agreement dated June 19, 1998 (the "Stockholders' Agreement") among the Company, Brentwood Associates Buyout Fund II, L.P. (the "Partnership"), BABF City Corp. and the other shareholders of the Company.

          THEREFORE, in consideration of the premises and of the covenants and conditions contained herein, the parties hereto agree as follows:

          1.  Purchase and Sale; Closing.
              --------------------------

          (a) Purchase and Sale.  The Company hereby agrees to issue and sell to
              -----------------
Purchaser, and Purchaser hereby agrees to purchase from the Company, a total of 1,729 Common Shares and 997.710 Preferred Shares in exchange for $1.00 per Common Share and $.01 per Preferred Share. Of Vesting Common Shares being purchased hereunder by Purchaser, 750 are Eligible Time Accelerated Stock ("ETA Stock").

          (b) The Closing.  The consummation of the purchase and sale of the
              -----------
Common Shares and Preferred Shares to be initially purchased hereunder (the "Closing") shall occur as of the date of this Agreement or at such other time as the parties may agree (the "Closing Date"). At the Closing, the Company shall deliver to Purchaser certificates evidencing the shares of Common Stock and Preferred Stock purchased hereunder by Purchaser, against payment of the specified consideration therefor; provided, however, that certificates
                                  --------  -------
evidencing the Common

Shares purchased hereunder by the Purchaser shall be deposited with the Escrow Agent pursuant to Section 5 hereof.

          2.  Vesting of the Common and Preferred Stock.
              -----------------------------------------

          (a) 12.5% of the Vesting Common Shares shall become vested as of the last day of each fiscal year of the Company (the "Fiscal Year End Date") commencing with fiscal 1998 (e.g. fiscal years 1998, 1999, 2000, 2001, 2002, 2003, 2004 and 2005, subject to the earlier vesting of ETA Stock as described below.

          All Common Stock (in excess of the 12.5% of the Vesting Common Stock scheduled to vest in any such year) which vests as ETA Stock under Section 2(b) will first reduce the Vesting Common Shares then scheduled to vest as of the Fiscal Year End Date in 2005; and will thereafter reduce in inverse order the Vesting Common Shares scheduled to vest as of the Fiscal Year End Date in years 2002 through 2004.

          (b) Annex A, attached hereto and incorporated herein by reference, includes vesting provisions, performance criteria (the "Performance Criteria") for each of the periods set forth below for the ETA Stock and an example of vesting which is applicable to ETA Stock which is eligible for accelerated vesting. If the Company meets the Performance Criteria for fiscal 1998, 25% of the ETA Stock shall become vested effective as of the Fiscal Year End Date in 1998; if the Company meets the Performance Criteria for fiscal 1999, an additional 25% of the ETA Stock shall become vested effective as of the Fiscal Year End Date in 1999; if the Company meets the Performance Criteria for fiscal 2000, an additional 25% of the ETA Stock shall become vested effective as of the Fiscal Year End Date in 2000; and if the Company meets the Performance Criteria for fiscal 2001, an additional 25% of the ETA Stock shall become vested effective as of the Fiscal Year End Date in 2001. (Each of fiscal 1998, 1999, 2000 and 2001 is referred to herein as a "Performance Year.") Notwithstanding the foregoing, the Company will be deemed to meet the Performance Criteria for 1998 regardless of actual results.

          Annex A also includes more detailed vesting provisions applicable to the ETA Stock, including "Catch Up Vesting" provisions.

          (c) 33.33% of the shares of Additional Equity shall become vested as of the last day of each fiscal year of the Company commencing with fiscal 1998, e.g. fiscal years 1998, 1999 and 2000.

          (d) The foregoing notwithstanding, with respect to Purchaser, no Vesting Common Shares, ETA Stock or shares of Additional Equity shall become vested unless Purchaser has been continuously employed by the Company, or any parent or subsidiary of the Company, from the Closing Date until, in the case of Vesting Common Shares and shares of Additional Equity, each respective date on which the Vesting Common Shares or shares of Additional Equity are scheduled to vest and, in the case of ETA Stock, each respective date on which the ETA Stock is eligible to vest; provided, however, that if there is a Termination of
                     --------  -------
Employment (as defined below):

             (i) a pro rata portion of any Vesting Common Shares which are
                   --- ----
scheduled to vest and are not ETA Stock shall become vested immediately upon
                          ---
Termination of

Employment (such pro rata portion being equal to the ratio of the number of days
                 --- ----
of employment during the fiscal year in question to 365);

             (ii) all the shares of Additional Equity shall become vested immediately upon any involuntary Termination of Employment; and

             (iii) if the termination of Employment occurs during a Performance Year, and if, as of the date of Termination of Employment (the "Termination Date"), EBITDA for the fiscal year to date ("Year to Date EBITDA") as of the last full month preceding the Termination Date equaled or exceeded Plan EBITDA (as defined in Annex A) for such period, then a pro rata portion (determined as
                                                --- ----
in Section 2(d)(i)) of the ETA Stock eligible to vest with respect to such Performance Year shall become vested as of the Termination Date. (It is understood that the determination of whether these shares of ETA Stock will vest will not necessarily be able to be calculated as of the Termination Date, but once the calculation is made, if any such shares do in fact vest, they shall be deemed to have vested as of the Termination Date).

          (e) As used herein, "Termination of Employment" shall mean the time when the employee-employer relationship between Purchaser and the Company is terminated for any reason whatsoever, with or without cause. For purposes of this Section 2(e), and elsewhere in this Agreement in the context of employment, the term "Company" shall mean a subsidiary or parent of the Company if Purchaser is then employed by such subsidiary or parent; provided, however, that neither a
                                               --------  -------
transfer of Purchaser from the employ of the Company to the employ of such subsidiary or parent nor the transfer of Purchaser from the employ of such subsidiary or parent to the employ of the Company shall be deemed a Termination of Employment.

          (f) Anything in this Agreement to the contrary notwithstanding, if the Company is acquired by a third party or parties through an asset purchase, merger or sale of more than 50% (in value) of the outstanding equity securities of the Company (an "Acquisition"), (i) all Vesting Common Shares not yet vested which were not previously repurchased by the Company pursuant to Section 3 shall vest immediately prior to the Acquisition closing date.

          The proceeds of the Acquisition attributable to all of the Vesting Common Shares outstanding on the closing date of the Acquisition which were not vested in accordance with this Agreement prior to the acceleration of vesting pursuant to Section 2(f) (the "Escrowed Acquisition Proceeds"), shall be deposited with the Escrow Agent and will be distributed to Purchaser one year after the Acquisition closing date, if, but only if, Purchaser is then an employee of the Company or the acquiring entity; provided, however, (i) if
                                                 --------  -------
Purchaser is not offered the opportunity to continue in the employ of the Company or to become an employee of the acquiring entity (or a subsidiary or parent thereof) (the Company and such entities are each called the "Successor Employer") after the Acquisition closing date, in either case in a position which would not be grounds for Purchaser to terminate his employment for "Good Reason", then the Escrowed Acquisition Proceeds shall be distributed to Purchaser immediately following the Acquisition closing date or (ii) if Purchaser terminates his employment for "Good Reason" or is terminated by the Successor Employer, then the Escrowed Acquisition Proceeds shall then be distributed to Purchaser. Any Escrowed Acquisition Proceeds not so distributed to Purchaser shall be paid to the other shareholders or former shareholders of the Company in accordance with their interests. As used herein, "Good Reason" shall exist if, without Purchaser's express written consent, (i) the Successor Employer shall materially reduce the nature, scope, level or extent of Purchaser's responsibilities from the nature, scope, level or extent of such responsibilities immediately prior to the Acquisition or shall fail to provide Purchaser with adequate office facilities and support services to perform such responsibilities; (ii) the Successor Employer shall reduce Purchaser's salary below that in effect as of the date of this Agreement (or as of the Acquisition, if greater); (iii) the Successor Employer shall require Purchaser to relocate his principal business office or his principal place of residence more than 20 miles from his office or place of residence, as the case may be, prior to the Acquisition; or (iv) the Successor Employer shall fail to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant selected by Successor Employer) of all such compensation, retirement and benefit plans, programs and arrangements provided to Purchaser is not materially less than their aggregate value as of the date of this Agreement (or as of the Acquisition, if greater).

          3.  Company Purchase Option.
              -----------------------

          (a) The Company shall have the unconditional right and option to purchase any or all of the Vesting Common Shares that have not vested as provided in Section 2 at a purchase price of $1.00 per share (the "Option Price") upon a Termination of Employment on the terms and conditions hereinafter provided.

          (b) In addition to the rights set forth in Section 3(a), prior to an initial public offering of Common Stock, the Company shall have the unconditional right and option to purchase any and or all of the Vesting Common Shares that have vested, at a per share purchase price equal to the Fair Market Value thereof (the "Fair Market Value Price") upon a Termination of Employment on the terms and conditions hereinafter provided. The Company's right and option set forth in Sections 3(a) and 3(b) is referred to herein as the "Purchase Option."

          (c) The determination of whether ETA Stock has vested or has failed to vest shall be made as of the date the Termination of Employment occurs with no credit for the Company's performance in any subsequent Performance Years, and there will be no "Catch Up Vesting.".

          The Purchase Option, if exercised, must be exercised no later than 60 days after a Termination of Employment. The Purchase Option may be exercised in whole or in part. Any Common Stock which becomes subject to the Purchase Option as provided herein but with respect to which the Purchase Option is not exercised in accordance with the terms hereof shall become fully vested upon expiration of the period during which the Purchase Option with respect thereto is effective, and no such Common Stock shall at any time thereafter be subject to the Purchase Option.

          (d) The Purchase Option shall be exercised by written notice signed by an officer of the Company and delivered or mailed to Purchaser as provided in
Section 15(c) of this Agreement and to the Escrow Agent (as defined in Section 5 hereof) as provided in the Joint Escrow Instructions (as defined in Section 5 hereof) and shall be effective immediately upon such delivery or mailing. Amounts due to Purchaser from the Company as a result of exercise of the Purchase Option shall be payable in cash promptly after exercise of the Purchase Option or, in the case of ETA Stock and/or "Catch Up Vesting", as soon as reasonably practical after determination of whether or not any applicable Performance Criteria were met.

          (e) As used herein, "Fair Market Value" shall mean the fair market value of a share of Common Stock, representing the price a willing buyer would pay and at which at willing seller would sell, neither under any compulsion or duress. Initially, the parties shall attempt to agree on Fair Market Value for a period of thirty (30) days. If they are unable to reach agreement, each of them shall within ten (10) days nominate an independent appraiser skilled in valuing securities similar to the Common Stock, and the two appraisers so nominated shall appoint a third appraiser within ten (10) days. The third appraiser shall determine Fair Market Value, and such determination shall be conclusive and binding on all parties. The Company shall bear any costs of all three appraisers.

          (f) In addition to the above, if there is a voluntary Termination of Employment prior to full vesting of the Additional Equity, the Company will have the option to purchase, and you will have the right to require the Company to purchase, all or any portion of your unvested Additional Equity, pro rata in
                                                                 --- ----
proportion to ratio of Common Shares to Preferred Shares in which such Shares (other than Vesting Common Shares) were originally issued. The purchase price for Common Shares will be $1.00. The purchase price for Preferred Shares will be $.01 per share. Notwithstanding the foregoing, the Company will not be obligated to purchase any Shares to the extent such purchase would cause a default under its credit agreement, indenture or other agreements for borrowed money.

          4.  No Employment Agreement.
              -----------------------

          (a) Nothing contained in this Agreement, or in any other agreement entered into by the Company and Purchaser in connection with this Agreement, (i) obligates the Company, or any subsidiary or parent of the Company, to continue to employ Purchaser in any capacity whatsoever, or (ii) prohibits or restricts the Company (or any such subsidiary or parent) from terminating the employment of Purchaser at any time or for any reason whatsoever, with or without cause, and Purchaser hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to Purchaser concerning Purchaser's employment or continued employment by the Company. In the event of any Termination of Employment, Purchaser shall have the rights set forth in this Agreement and no more, except as provided by law or in equity.

          (b)  Subject to Section 4(a):

               (i) you shall be the Company's Vice President of Finance and Chief Financial Officer. Your base salary will be $165,000, to be reviewed annually by the Board of Directors. You will be eligible to receive an annual performance bonus (targeted at 40% of your base salary (pro rated for 1998) if certain performance criteria mutually agreed upon by you and the Board of Directors prior to the beginning of the year are achieved), although at the discretion of the Board of Directors, you may be eligible for additional performance bonuses based upon higher mutually agreed upon objectives. Notwithstanding the foregoing, for 1998, the Company will pay you a minimum performance bonus equal to the pro rated portion of your target bonus for the year. Upon a Termination of Employment, the Company will pay you in cash a lump sum severance package equal to twelve months' base salary for the fiscal year in question and will at its expense continue your health insurance benefits as in effect immediately prior to such Termination of Employment for 12 months. In addition, if Year to Date EBITDA through the last full month before your Termination Date is at least 100% of Plan EBITDA for such period, you will also be paid a pro rata portion of your target bonus for the
                                --- ----
year in which the termination occurs, but you will not receive any other bonus regardless of whether the Performance Criteria or any other criteria were or are ultimately met with respect to any fiscal period. Benefits will include health insurance, nominal life insurance and an automobile allowance of $500 per month, all consistent with those generally available in entities organized by the Partnership. You shall also receive a lump sum payment of $35,000 when you begin work;

          (c) You acknowledge that the Company has entered into a Corporate Development and Administrative Services Agreement with an affiliate of the Partnership providing for the payment of substantial fees, in a form which has been provided to you.

          5.  Escrow of Shares.  As security for the faithful performance of the
              ----------------
terms of this Agreement and to ensure the availability for delivery of the unvested Common Shares in case of an exercise of the Purchase Option, Purchaser shall deliver to and deposit with the escrow agent (the "Escrow Agent") named in the Joint Escrow Instructions executed concurrently herewith (the "Joint Escrow Instructions"), 10 stock assignments duly endorsed (with date and number of shares blank) together with the certificate or certificates evidencing the shares of Common Stock purchased hereunder by Purchaser. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions, which shall be executed by Purchaser and the Company and delivered to the Escrow Agent concurrently with the execution of this Agreement. As promptly as practicable after each vesting date under this Agreement (but, with respect to ETA Stock, only after the Company is able to determine whether or not the applicable Performance Criteria have been met), the Company shall notify Purchaser and the Escrow Agent in writing of the aggregate vesting and non-vesting to that date of Common Shares and ETA Stock, and the Escrow Agent shall, within 30 days after receipt of such notice, deliver to Purchaser certificates representing that number of Purchaser's Common Shares that such notice states have become vested (less such shares, the certificates for which have been previously delivered). From time to time, upon written request of the Company, the Escrow Agent shall deliver to the Company certificates representing that number of Common Shares which the Company shall have purchased upon exercise of the Purchase Option, unless Purchaser objects in the manner provided in the Joint Escrow Instructions.

          In the case of any conflict or inconsistency between this Section 5 and the Joint Escrow Instructions, the Joint Escrow Instructions shall control.

          6.  Change in Capitalization.  If from time to time during the term of
              ------------------------
this Agreement (i) there is any dividend of cash or property or rights to acquire same, any liquidating dividend of cash and/or property, or any stock dividend or stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) there is (a) any consolidation, merger or sale of all, or substantially all, of the assets of the Company or (b) a

Drag-Along Sale pursuant to the Stockholders' Agreement, then in such event any and all new, substituted or additional securities or other property to which Purchaser may become entitled by reason of his ownership of Common Shares shall immediately become subject to this Agreement and shall assume the same status with respect to vesting as the Common Shares upon which such dividend was paid or in substitution for which such additional securities or property were distributed. Any cash or cash equivalents received pursuant to this Section 6 shall be invested in conservative, short-term interest bearing securities, and interest earned thereon shall likewise assume the same status as to vesting. While the total Option Price for all Common Shares subject to the Purchase Option shall remain the same after each such event, the Option Price per Common Share upon exercise of the Purchase Option shall be proportionately or otherwise appropriately adjusted as determined in good faith by the Board of Directors of the Company.

          7.  Purchaser Representations and Agreements.  Purchaser hereby
              ----------------------------------------
represents and warrants, and agrees with, the Company as set forth below.

          (a) Purchaser has full power and authority to execute, deliver and perform his obligations under this Agreement and this Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Purchaser is not subject to any agreement not to compete or other restriction on his ability to acquire the shares of Holdings Stock being purchased pursuant to this Agreement or to become an employee of the Company or any of its subsidiaries, and Purchaser will not enter into any such agreement or restriction.

          (b) Purchaser has received and reviewed this Agreement and all annexes and schedules hereto, including the Stockholders' Agreement and all schedules and exhibits attached hereto and thereto, and has received all such business, financial and other information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          (c) Purchaser is acquiring the Shares purchased hereunder with his own funds or property for investment, for his own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and he has no present intention of selling, granting participation in, or otherwise distributing any of the Shares. Except as provided herein or pursuant to the Stockholders' Agreement, Purchaser does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participation to such person, firm or corporation, with respect to any of the Shares.

          (d) Purchaser understands and agrees that (i) the Shares will not be registered under the Securities Act of 1933, as amended (the "Act"), in part based upon an exemption from registration predicated on the accuracy and completeness of his representations and warranties appearing herein and (ii) he will not be permitted to sell, transfer or assign any of the Shares until they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available, and (iii) there is no assurance that such an exemption from registration will ever be available or that the Shares will ever be able to be sold.

          (e) Purchaser agrees that in no event will he make a disposition of any Shares or any interest therein, unless such Shares are registered under the Act or unless and until (i) he shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) he shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and content to the Company to the effect that (A) such disposition will not require registration of such Shares under the Act or applicable state securities laws, or (B) that appropriate action necessary for compliance with the Act and applicable state securities laws has been taken, or (iii) the Company shall have waived, expressly and in writing, the provisions of clauses (i) and (ii) of this subsection.

          (f) Purchaser does not require the assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time and has been furnished with and had access to such information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

          8.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
represents and warrants to Purchaser as set forth below.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and authority to enter into this Agreement, to issue the Shares and to perform its obligations hereunder.

          (b) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c) When issued and paid for by Purchaser as provided for herein, the Shares will be duly and validly issued, fully paid and non-assessable.

          9.  Conditions of Parties' Obligations.
              ----------------------------------

          The obligations of the Company to issue and sell, and of Purchaser to purchase and pay for, the Common Shares are also subject to the fulfillment prior to or concurrently with the Closing of the conditions set forth below.

          (a) The representations and warranties of the Purchaser and the Company shall be true and correct on and as of the Closing Date.

          (b) All permits, consents, approvals, orders and authorizations, if any, which the Company is required to obtain from, and all registrations, qualifications, designations, declarations and filings which the Company is required to make with, any state or Federal governmental authority of the United States in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made and shall be effective on and as of the Closing Date.

          (c) Purchaser shall have received copies of such supporting documents as Purchaser may reasonably request. The Company shall have received such supporting documents as it may reasonably request to satisfy itself concerning the representations of Purchaser.

          (d) Purchaser shall have become a party to and agreed to be bound by the Stockholders' Agreement, which Stockholders' Agreement is hereby incorporated herein as if set forth in full in this Agreement.

          10.  Restriction on Sale or Transfer.  Except as provided herein, none
               -------------------------------
of the Common Shares that have not vested pursuant hereto (or any beneficial interest therein) shall be sold, transferred, assigned or pledged (including transfer by operation of law) and any attempt to make any such sale, transfer, assignment or pledge shall be null and void and of no effect.

          11.  Legends.  In addition to any legends required by the
               -------
Stockholders' Agreement, the certificates representing the shares of Common Stock purchased pursuant to this Agreement will bear a legend in substantially the following form:

          "The shares represented by this certificate are subject to repurchase under certain circumstances by the issuer pursuant to a Stock Purchase Agreement between the Issuer and the initial purchaser, to which reference is made for a fuller description of such repurchase rights."

          12.  Enforcement.
               ------------

          The parties acknowledge that the remedy at law for any breach or violation of the provisions of Section 10 hereof shall be inadequate and that, in the event of any such breach or violation, the Company or Purchaser, as the case may be, shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which he or it may be entitled.

          13.  Violation of Transfer Provisions.  The Company shall not be
               ---------------------------------
required (a) to transfer on its books any Common Shares which shall have been sold, transferred, assigned or pledged in violation of any of the provisions of this Agreement or (b) to treat as owner of such Common Shares or to accord the right to vote or to pay dividends to any purported transferee of Common Shares in violation of any of the provisions of this Agreement.

          14.  Covenant Regarding 83(b) Election.  Purchaser hereby covenants
               ---------------------------------
and agrees that he will make an election pursuant to Treasury Regulation 1.83-2 with respect to the

Common Shares and will furnish the Company with a copy of the form of election Purchaser has filed and evidence that such an election has been filed in a timely manner.

          15.  General Provisions.
               ------------------

          (a) No Assignments.  Except as specifically provided to the contrary
              --------------
in this Agreement, neither party shall transfer, assign or encumber any of its or his rights, privileges, duties or obligations under this Agreement without the prior written consent of the other party, and any attempt to so transfer, assign or encumber shall be void; provided, however, that the Company may assign
                                  --------  -------
this Agreement and its rights hereunder in connection with a sale of all of the stock of or all or substantially all of the assets of the Company.

          (b) Notices.  All notices, requests, consents and other communications
              -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended (including by reputable overnight delivery services which shall be deemed to have effected personal delivery) or by telecopy, receipt of which is acknowledged by the telecopy number set forth below for the applicable addressee, or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail:

             (i) if to Purchaser, addressed to Purchaser at his address shown on the stock register maintained by the Company, or at such other address as Purchaser may specify by written notice to the Company, or

             (ii) if to the Company, addressed to c/o Christopher A. Laurence, Brentwood Associates, 11150 Santa Monica Boulevard, Suite 1200 Los Angeles, California 90025, or at such other address as the Company may specify by written notice to the Purchaser.

          Each such notice, request, consent and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three days after deposit as described above. The addresses for the purposes of this Section 15(b) may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses provided herein shall be deemed to continue in effect for all purposes hereunder.

          (c) Choice of Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.

          (d) Severability.  The parties hereto agree that the terms and
              ------------
provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid term or provision.

          (e) Parties in Interest.  All of the terms and provisions of this
              -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto.

          (f) Modification, Amendment and Waiver.  No modification, amendment or
              ----------------------------------
waiver of any provision of this Agreement shall be effective against the Company or Purchaser unless approved in writing, and, in the case of the Company, authorized by its Board of Directors. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

          (g) Integration.  This Agreement constitutes the entire agreement of
              -----------
the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, written or oral.

          (h) Headings.  The headings of the sections and paragraphs of this
              --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (i) Counterparts.  This Agreement may be executed in counterpart with
              ------------
the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                          [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY:

HDA PARTS SYSTEM, INC.


By: /s/ John J. Greisch
   --------------------------------
Name: John J. Greisch
     ------------------------------
Title: President and CEO
      -----------------------------


PURCHASER:

/s/ John P. Miller
______________________________
John P. Miller

                                    Annex A
                                    -------

                      CITY TRUCKS AND TRAILER PARTS, INC.

                             PERFORMANCE CRITERIA
                              AND VESTING EXAMPLE
                              -------------------

          This Annex A sets forth the Performance Criteria, detailed vesting provisions and vesting example with respect to the vesting of ETA Stock, which is a part of the Common Shares to be acquired by Purchaser pursuant to the Stock Purchase Agreement between the Company and the Purchaser (the "Agreement"). Capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement.

          As stated in Section 2(b) of the Agreement, 25% of the ETA Stock shall become eligible for vesting as of the end of each of fiscal year from fiscal 1998 through fiscal 2001 (each of such full fiscal years being defined in the Agreement as a Performance Year). Each installment of ETA Stock when it becomes eligible for vesting is hereinafter referred to as the "Eligible ETA Stock."

          For each Performance Year, the amount of Eligible ETA Stock that shall become vested (effective as of the end of the fiscal year) will be determined by comparing the Company's actual EBITDA (as defined below) as of the end of such fiscal year (as determined from its audited financial statements) to Plan EBITDA (as defined below) for such fiscal year. The percentage of Eligible ETA Stock that shall become vested at the end of each Performance Year shall be as set forth in the following table:


Actual EBITDA as a %        Percentage of Eligible
   of Plan ETA                  Stock that
    EBITDA                   shall become vested
 ---------                   -------------------
 less than 85.00%                    0%
 88.75%                              30%
 92.50%                              60%
 96.25%                              80%
   100%                              100%

          Vesting between the percentages listed in the table above will be linearly interpolated.

          If the Company fails to achieve the dollar amount of Plan EBITDA required to vest 100% of the Eligible ETA Stock in any one Performance Year, but in the immediately following Performance Year the Company's actual EBITDA exceeds Plan EBITDA, the Company shall add the dollar amount by which the Company's EBITDA exceeds Plan EBITDA in such Performance Year to the Company's EBITDA for the Performance Year immediately prior thereto and vest the additional Eligible ETA Stock that would have vested in that Performance Year with the addition of the dollar amount carried back; provided that there are
                                                     --------
limitations in the Agreement in the case of termination of employment and acquisitions of the

Company. Such vesting for the earlier Performance Year is referred to herein as "Catch Up Vesting."

          In the event of an Acquisition, any Eligible ETA Stock which shall have failed to vest as a result of the Company's failure to achieve the dollar amount of Plan EBITDA required to vest 100% of the then Eligible ETA Stock shall become subject to the Company's Purchase Option in Section 3 of the Agreement.

          "EBITDA" means, for any fiscal year, consolidated pre-tax income plus interest expense (including non-cash interest, amortization of original issue discount and the interest component of capital leases) on indebtedness, depreciation and amortization of goodwill, covenants not to compete and similar intangibles, all as determined in accordance with generally accepted accounting principles and as reflected in the Company's audited consolidated financial statements..

          "Plan EBITDA" means, for each Performance Year, the dollar amount of EBITDA set forth in the Operating Plan approved by the Board of Directors. Plan EBITDA will be adjusted from time to time as may be mutually agreed upon to reflect the expected contribution to EBITDA of acquisitions or major corporate projects.

                           JOINT ESCROW INSTRUCTIONS

                                 July 10, 1998

Mark Kimura
c/o Brentwood Associates
11150 Santa Monica Boulevard
Los Angeles, California  90025

Dear Sir or Madam:

          As the person identified herein as Escrow Agent for HDA Parts System, Inc. (the "Company"), an Alabama corporation, and the undersigned holder of common stock, par value $.01 per share, and Series B Preferred Stock, par value $.01 per share, of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement (the "Agreement") dated as of July 10, 1998, in accordance with the following instructions:

          1. In the event the Company, or any assignee of the Company (referred to collectively herein as the "Company"), shall elect to exercise the Purchase Option (as defined and described in the Agreement), the Company shall give to the Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company, which time shall not be less than 20 days after the date of such written notice. Unless you shall have received written notice from Purchaser at least five days prior to the date specified for the closing objecting to consummation of the transaction, Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice including prompt delivery of the stock certificate(s) representing the shares purchased. Any objecting notice from Purchaser shall set forth in reasonable detail the basis for his objections, but his failure to do so shall not affect your duties hereunder.

          2. At the closing you are directed to (i) date a stock certificate assignment form or forms necessary for the transfer in question, (ii) fill in the number of shares being transferred and (iii) deliver same together with the certificate or certificates evidencing the shares to be transferred to the Company, against the simultaneous delivery to you of the purchase price for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option. Promptly after the closing, the Company shall deliver to you any certificate or certificates representing shares which were not so purchased and remain subject to these Joint Escrow Instructions.

          3. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any required filings with all other governmental or regulatory bodies.

          4. This escrow shall terminate upon termination of the Purchase Option with respect to all Common Shares under the Agreement. Within ten days after each date of vesting under Sections 2(a) and 2(b) of the Agreement, the Company shall notify you and Purchaser in writing of the number of shares which have vested on that date. Within 20 days after your receipt of such notice, you shall deliver to Purchaser a certificate or certificates evidencing the shares which have so vested. Promptly following any exercise of the Purchase Option, you shall deliver to Purchaser a certificate or certificates representing the number of shares of stock not theretofore repurchased by the Company pursuant to such exercise of the Purchase Option which have vested (less such shares as have been previously delivered).

          5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder. The Company hereby authorizes you at any time and from time to time after the date hereof to comply with a written request from Purchaser, a copy of which you shall deliver to the Company, and unless the Company shall have given you written notice of its objection to such request within 30 days following its receipt thereof, to deliver to Purchaser a certificate for that many shares of stock as have become vested in accordance with the terms of the Agreement (less such shares as have been previously delivered).

          6. Your duties hereunder may be altered, amended, modified or revoked only by a writing by the parties hereto.

          7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting in reliance upon any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of our own independent attorneys shall be conclusive evidence of such good faith.

          8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees or any court. If you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such obedience or compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside vacated or found to have been entered without jurisdiction. For purposes of this paragraph 8, an objection made pursuant to paragraph 1 by the Purchaser shall not be deemed a warning.

          9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder or thereunder.

          10. You shall be entitled to employ such independent legal counsel and other experts as you may deem necessary properly to advise in connection with your obligations hereunder, may rely upon the advice of such counsel and may pay such counsel reasonable compensation therefor.

          11. Your responsibilities as Escrow Agent hereunder shall terminate on the thirtieth day following receipt by the parties of your written notice of resignation. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

          12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

          14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

     Company:        c/o Brentwood Associates
                     11150 Santa Monica Boulevard
                     Suite 1200
                     Los Angeles, California  90025
                     Attention:  Christopher A. Laurence

          Notice to Purchaser shall be sent to the address set forth below Purchaser's signature.

     Escrow Agent:   Mark Kimura
                     c/o Brentwood Associates
                     11150 Santa Monica Boulevard
                     Suite 1200
                     Los Angeles, California 90025

          15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of these Joint Escrow Instructions; you do not become a party to the Agreement.

          16. All liabilities, losses, costs, fees and disbursements incurred by you in connection with the performance of your duties hereunder, including without limitation the compensation paid pursuant to paragraph 10 hereof, shall be borne by the Company, and the Company hereby agrees to indemnify and hold you free and harmless in respect of all claims, actions, demands, liabilities, losses, costs, fees and expenses incurred by you in the performance of your duties hereunder; provided, however, that this indemnity shall not extend to conduct which has been determined, by a final judgment of a court of competent jurisdiction, to have been grossly negligent or to have constituted intentional misconduct.

          17. This instrument shall be governed by and construed in accordance with the internal laws, and not the laws of conflict of law, of the State of Delaware.

          18. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          19. This instrument may be executed in counterpart with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     Very truly yours,

                              HDA PARTS SYSTEM, INC.


                              By: _________________________
                                  Name:
                                  Title:


                              PURCHASER:


                              ____________________________
                              John P. Miller

                              Address:
                              117 Tennyson
                              Wheaton, Illinois  60187



ESCROW AGENT:

___________________________
Name: Mark Kimura

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

          FOR VALUE RECEIVED and pursuant to that certain Stock Purchase Agreement dated as of July 10, 1998 (the "Agreement"), the undersigned hereby sells, assigns and transfers unto the person identified as Escrow Agent in the Agreement all rights and interests in ___________________ shares of Common Stock of HDA Parts System, Inc. (formerly City Truck and Trailer Parts, Inc.) (the "Company"), an Alabama corporation, represented by Stock Certificate No. _______________ herewith (the "Certificate"), which Certificate was deposited by the undersigned with the Escrow Agent pursuant to the Joint Escrow Instructions (as defined in the Agreement) among the undersigned, the Company and such Escrow Agent, such Certificate standing in the undersigned's name on the books of the Company.

          The undersigned does hereby irrevocably constitute and appoint the Escrow Agent attorney to transfer such Common Stock on the books of the Company, with full power of substitution in the premises.

Dated:______________, ___


_____________________________
  JOHN P. MILLER